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                               POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer of New York Life Insurance and Annuity Corporation, does hereby constitute and appoint each of Robert D. Rock, David J. Krystel, Melbourne Nunes, Robert J. Hebron and Nancy Brenner and each of them singly her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for her in her name, place and stead, to sign any and all Registration Statements to be filed with the Securities and Exchange Commission, and any and all amendments or supplements thereto, for the purposes of registering variable annuity and/or life insurance contracts of New York Life Insurance and Annuity Corporation for sale pursuant to the Securities Act of 1933.



Signature                                                 Date
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/s/Maryann L. Ingenito                                April 18,1995
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Maryann L. Ingenito